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                                                                      EXHIBIT 10



                          REGISTRATION RIGHTS AGREEMENT


      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November 24, 2003, by and among REINSURANCE GROUP OF AMERICA, INCORPORATED, a Missouri corporation (the "Company"), METLIFE, INC., a Delaware corporation ("MetLife"), METROPOLITAN LIFE INSURANCE COMPANY, a New York life insurance company ("MLIC"), GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri insurance company ("GenAm") and EQUITY INTERMEDIARY COMPANY, a Missouri corporation ("EIC").

                              W I T N E S S E T H :

      WHEREAS, the Company and MLIC, a wholly owned subsidiary of MetLife, are parties to the Registration Rights Agreement, dated as of November 23, 1999 (the "MLIC Registration Rights Agreement"), pursuant to which the Company has granted to MLIC certain registration and other rights with respect to the Company's common stock, par value $0.01 per share;

      WHEREAS, the Company and GenAm, a wholly owned subsidiary of MetLife, are parties to the Registration Rights Agreement, dated as of April 15, 1993 (the "GenAm Registration Rights Agreement"), pursuant to which the Company has granted to GenAm certain registration and other rights with respect to the Company's common stock, par value $0.01 per share;

      WHEREAS, the Company has sold shares of its common stock, par value $0.01 per share, in a public offering (the "2003 Public Offering") and each of MetLife and EIC has purchased in the 2003 Public Offering 2,205,000 and 795,000 shares of common stock, respectively;

      WHEREAS, in connection with the purchase of shares of common stock in the 2003 Public Offering by MetLife and EIC, MetLife and the Company have been negotiating to terminate the MLIC Registration Rights Agreement and the GenAm Registration Rights Agreement in their entirety and replace them with a new registration rights agreement as provided herein;

      WHEREAS, the MLIC Registration Rights Agreement provides that it may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought, and the GenAm Registration Rights Agreement provides that it may be amended by the Company and holders of a majority of the Registrable Securities (as defined thereunder only for purposes of this paragraph and the immediately following paragraph); and

      WHEREAS, EIC, a wholly-owned subsidiary of GenAm, is the holder of at least a majority of the Registrable Securities under the GenAm Registration Rights Agreement, and the Company and MLIC are parties to the MLIC Registration Rights Agreement.

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      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement, the following terms have the following respective meanings:

      "Affiliate" shall mean, with respect to any person, any other person who directly or indirectly controls, is controlled by or is under common control with such first person. The term "control", for the purposes of this definition, means the power to direct or cause the direction of the management or policies of the controlled person, whether through stock ownership, contract or otherwise.

      "Business Day" shall mean any day other than (i) a Saturday, (ii) a Sunday or (iii) any other day on which banks are authorized or required to close in New York, New York.

      "Company" shall have the meaning set forth in the first paragraph hereof.

      "Company Common Stock" shall mean shares of common stock, par value $0.01 per share, of the Company.

      "Confidential Information" shall have the meaning set forth in Section
9.12.

      "Controlling persons" shall have the meaning set forth in Section 7.1.

      "Counterpart" means a counterpart to this Agreement in the form of Exhibit A, pursuant to the execution of which a person shall become bound by all of the terms and conditions of this Agreement.

      "Damages" shall have the meaning set forth in Section 7.1.

      "Demand Notice" shall have the meaning set forth in Section 2.1.

      "Demand Registration" shall have the meaning set forth in Section 2.1.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Filing Date" shall mean the date that is thirty (30) days after the date of the Demand Notice.

      "GenAm" shall have the meaning set forth in the first paragraph hereof.

      "GenAm Registration Rights Agreement" shall have the meaning set forth in the third paragraph hereof.


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      "MetLife" shall have the meaning set forth in the first paragraph hereof and, with respect to any Registrable Securities transferred on or after the date hereof in accordance with Section 9.7, shall also have the meaning set forth in
Section 9.7.

      "MLIC" shall have the meaning set forth in the first paragraph hereof.

      "MLIC Registration Rights Agreement" shall have the meaning set forth in the second paragraph hereof.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization or a government entity or any department, agency or political subdivision thereof.

      "Piggyback Registration" shall have the meaning set forth in Section 3.1.

      "prospectus" means the prospectus included in a registration statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

      The terms "register, "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the SEC.

      "Registrable Securities" shall mean (i) any shares of Company Common Stock held by MetLife or any of its Affiliates (other than directors and officers of MetLife or its Affiliates) at the date hereof or (ii) any shares of Company Common Stock that MetLife or any of its Affiliates (other than directors and officers of MetLife or its Affiliates) may acquire after the date hereof or
(iii) any shares of Company Common Stock that any permitted transferee acquires in connection with such transfer or may acquire after the date of such transfer, other than, in the case of either clause (i) or (ii), shares held on behalf of any separate or managed account or by any such Affiliate acting as broker-dealer, investment advisor, trustee or other fiduciary, it being the intent that "Registrable Securities" shall only include shares held by MetLife or such Affiliates for their own account; provided, that a Registrable Security ceases to be a Registrable Security when (i) it is registered under the Securities Act and disposed of in accordance with the registration statement covering it, (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act ("Rule 144"), or (iii) it is eligible to be sold or transferred by MetLife or any of its Affiliates or any of their respective permitted transferees under Rule 144 without being subject to any holding period or volume limitations thereunder.

      "Registration Expenses" shall have the meaning set forth in Section 6.1.

      "SEC" shall mean the United States Securities and Exchange Commission.


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      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Shelf Registration Statement" means a registration statement of the Company on Form S-3 or any other appropriate form under the Securities Act including any prospectus included therein, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (or similar provisions then in effect) that (i) covers all or any part of Registrable Securities pursuant to the provisions of this Agreement, and
(ii) sets forth a plan of distribution as determined by MetLife in accordance with Section 2.2.

      "Subsidiary" shall mean with respect to any person, any other person, of which such first person, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote under ordinary circumstances in the election of directors or others performing similar functions with respect to such other person, or to otherwise control such other person.

      "Termination Date" shall have the meaning set forth in Section 2.1.

                                   ARTICLE II

                               DEMAND REGISTRATION

      Section 2.1. Request for Shelf Registration. MetLife may make up to six
(6) written requests to the Company (each, a "Demand Notice") that the Company register the offer and sale of all or any part of the Registrable Securities under the Securities Act (each, a "Demand Registration"). Upon receipt of the Demand Notice, the Company shall: (i) prepare and file with the SEC on or prior to the Filing Date a Shelf Registration Statement, (ii) use its reasonable best efforts to cause such Shelf Registration Statement to become effective and (iii) use its reasonable best efforts to keep such Shelf Registration Statement continuously effective until the earlier of (A) the date when all Registrable Securities covered by the Shelf Registration Statement have been sold and (B) the date on which the Registrable Securities covered by the Shelf Registration Statement are eligible to be sold or transferred under Rule 144 without being subject to any holding period or volume limitations thereunder (provided that MetLife has received an opinion of counsel to the Company who is reasonably acceptable to MetLife covering the matters referred to in this clause (B) and such opinion is reasonably satisfactory to MetLife), and MetLife and its Affiliates (other than officers and directors of MetLife and those of its Affiliates) do not own in excess of 10% of the Company Common Stock (the "Termination Date").

      Section 2.2. Selection of Plan of Distribution; Underwriters. The offering of such Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of either (x) an underwritten offering or (y) through the use of brokers or in privately negotiated transactions, in either case as selected by MetLife within no more than five (5) Business Days following the date of the Demand Notice. In the event that MetLife elects that the offering be an underwritten offering, MetLife shall also select one or more nationally recognized firms of investment bankers that is or are reasonably acceptable to the Company, to act as the lead managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers or managers to be used in connection with such offering. The


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Company and MetLife shall enter into a customary underwriting agreement with such underwriter(s) (and MetLife may at its option require that the representations, warranties and covenants of the Company to or for the benefit of the underwriter(s) also be made for the benefit of MetLife).

      Section 2.3. Permitted Delay in Filing and Suspensions of Sales. Notwithstanding the foregoing, if the Company determines in good faith that such registration, or further sales under an effective Shelf Registration Statement, will (1) have a material detrimental effect, as reasonably determined in good faith by the Board of Directors of the Company, on the completion of a transaction currently being negotiated or a plan currently being considered by the Board of Directors of the Company that would, if completed, be material to the Company and its Subsidiaries taken as a whole at the time the right to delay or withhold efforts or suspend sales is exercised (whether or not a final decision has been made to undertake such transaction or plan), or (2) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders, as reasonably determined in good faith by the Board of Directors of the Company, then upon advance written notice to MetLife
(a) the Company may delay in filing the Shelf Registration Statement and may withhold efforts to cause the Shelf Registration Statement to become effective, but not more than once and for not more than thirty (30) days, or (b) the Company may request MetLife to, and MetLife shall, suspend any further sales under the Shelf Registration Statement (or under a registration statement of the Company which includes Registrable Securities pursuant to Section 3.1), but not more than twice in any two-year period and for not more than thirty (30) days each. Notwithstanding anything to the contrary that may be contained in this Agreement, if the Company exercises its right to delay or to withhold efforts or suspend sales, the Company shall use its reasonable best efforts to have the Shelf Registration Statement or such other registration statement filed or declared effective, or amended (or otherwise bringing the Shelf Registration Statement or such other registration statement current with appropriate Exchange Act filings), as the case may be, at the earliest reasonably practicable date after the Company's reasons for delaying or withholding efforts or suspending sales are no longer applicable (but subject to the time limitations in the immediately preceding sentence).

                                   ARTICLE III

                             PIGGYBACK REGISTRATIONS

      Section 3.1. Right to Piggyback. Whenever the Company proposes to register (including on behalf of a selling stockholder) any shares of Company Common Stock under the Securities Act (except for the registration of shares of Company Common Stock to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4, or any successor forms or any form that does not include substantially the same information, other than information relating to selling shareholders or their plan of distribution, that would be required to be included in a registration statement covering the sale of the Registrable Securities) at any time other than pursuant to a Demand Registration, and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), it will so notify MetLife in writing no later than the earlier to occur of (i) the tenth
(10th) day following the Company's receipt of notice of exercise of other demand registration rights, or (ii) thirty (30) days prior to the anticipated date of filing. Subject to the provisions of Section 3.2, the Company will include in the Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion from MetLife within ten (10) Business Days after MetLife's receipt of the Company's notice. MetLife may withdraw all or any part of


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the Registrable Securities from a Piggyback Registration at any time before five
(5) Business Days prior to the effective date of the Piggyback Registration. The Company, MetLife and any person who hereafter become entitled to register its securities in a registration initiated by the Company shall sell their securities on the same terms and conditions.

      Section 3.2. Priority on Piggyback Registrations. If the managing underwriter advises the Company in writing (a copy of which shall be provided to MetLife) that a limitation on the total number of securities to be included in the Piggyback Registration is advisable in order to avoid a likely material and adverse effect on the success of the offering, the Company will so advise MetLife and will include the securities in the registration in the following order of priority: (i) first, all securities the Company or the holder for whom the Company is effecting the registration, as the case may be, proposes to sell; and (ii) second, any other securities requested to be included in the registration (including Registrable Securities), allocated among the holders of such securities in proportion (as nearly as practicable) to the number of securities which each holder requested to be included in the Piggyback Registration.

      Section 3.3. Underwriters. If any Piggyback Registration is an underwritten offering, the Company and MetLife shall enter into a customary underwriting agreement with the underwriter(s) administering the offering. MetLife may not participate in any Piggyback Registration without (a) agreeing to sell securities on the basis provided in the underwriting arrangements approved by the Company, and (b) promptly completing, executing and delivering all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required by the underwriting arrangements.

                                   ARTICLE IV

                          RESTRICTIONS ON PUBLIC SALES

      Section 4.1. Restrictions on Public Sales. The Company shall agree not to make any public sale or distribution of its common stock, or any securities convertible into or exchangeable or exercisable for its common stock, including a sale under Regulation D under the Securities Act or under any other exemption of the Securities Act (except pursuant to registrations on Forms S-8 or S-4 or any successor form), during the two (2) days prior to and the 180 days after the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration unless the managing underwriter(s) agrees otherwise.

                                    ARTICLE V

                             REGISTRATION PROCEDURES

      Section 5.1. Obligations of the Company. Whenever the Company is required to effect or cause the registration of the offer and sale of Registrable Securities pursuant to Article II or Article III, the Company will use its reasonable best efforts to effect or cause the registration of the offer and sale of such Registrable Securities in accordance with the intended method(s) of disposition thereof as quickly as reasonably practicable, and in connection with any such request the Company shall:

      (a) prepare and file with the SEC a registration statement on the appropriate form and use its reasonable best efforts to cause the registration statement to become effective. A


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reasonable time before filing a registration statement or prospectus or before filing any amendments or supplements thereto, the Company will furnish to MetLife and MetLife's counsel copies of all documents proposed to be filed for their review, comment and approval, which comment or approval shall be delivered within a reasonable time after receipt;

      (b) immediately notify MetLife of any stop order threatened or issued by the SEC and use its reasonable best efforts to prevent the entry of a stop order or, if entered, to have it rescinded or otherwise removed;

      (c) subject to Section 2.3, prepare and file with the SEC such amendments, supplements and post-effective amendments to the registration statement and the corresponding prospectus necessary to keep the registration statement continuously effective until (x) the Termination Date in the case of a Shelf Registration Statement or (y) otherwise for 180 days or such shorter period as may be required to sell all Registrable Securities covered by the registration statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during each period in accordance with MetLife's intended method of disposition as set forth in the registration statement;

      (d) furnish to MetLife a sufficient number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits), the corresponding prospectus (including each preliminary prospectus), and such other documents as MetLife may reasonably request to facilitate the disposition of Registrable Securities;

      (e) register or qualify the Registrable Securities under securities or blue sky laws of jurisdictions in the United States as MetLife requests and do any and all other reasonable acts and things that may be necessary or advisable to enable MetLife to consummate the disposition of its Registrable Securities in such jurisdiction, provided that the Company shall not be required to subject itself to service of process or taxation in such jurisdictions;

      (f) notify MetLife of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and, subject to Section 2.3, prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made;

      (g) cause all registered Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

      (h) provide an institutional transfer agent and registrar and a CUSIP number for all Registrable Securities on or before the effective date of the registration statement;

      (i) enter into such reasonably customary agreements (including an underwriting agreement in reasonably customary form) and take all other actions in connection with those agreements as MetLife or the underwriter(s), if any, reasonably request to expedite or facilitate the disposition of the Registrable Securities (and MetLife may at its option require that the representations, warranties and covenants of the Company to or for the benefit of the underwriter(s) also be made for the benefit of MetLife);


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      (j) make reasonably available for inspection by MetLife, any underwriter participating in any disposition pursuant to the registration statement, and any attorney, accountant or other agent of MetLife or such underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by MetLife or such underwriter, attorney, accountant or other agent in connection with the registration statement; provided that an appropriate confidentiality agreement reasonably satisfactory to the Company is executed by MetLife and such underwriter, attorney, accountant or other agent;

      (k) in connection with any underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering those matters customarily covered by "cold comfort" letters as MetLife or the managing underwriter reasonably requests, addressed to MetLife, the Company and the underwriter(s);

      (l) in connection with any underwritten offering, furnish, at the request of MetLife or any underwriter(s) of the offering, an opinion of counsel representing the Company for the purposes of the registration, in the form and substance customarily given to underwriters in an underwritten public offering and reasonably satisfactory to counsel representing MetLife and the underwriter(s) of the offering, addressed to MetLife and the underwriter(s);

      (m) comply with all applicable rules and regulations of the SEC, and, if applicable, make available to its security holders, no later than 90 days after the end of the 12-month period beginning with the first day of the Company's first quarter commencing after the effective date of a registration statement, an earnings statement complying with the provisions of Section 11(a) and Rule 158 of the Securities Act and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement;

      (n) cooperate with MetLife and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

      (o) in connection with any underwritten offering, participate, to the extent reasonably requested by MetLife or the managing underwriter or underwriters for the offering, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows," unless the Company demonstrates to MetLife's reasonable satisfaction that such participation will materially interfere with the management of the Company's business; and

      (p) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

      Section 5.2. MetLife Information. In the event of any registration by the Company, the Company may request from time to time that MetLife furnish to the Company information regarding MetLife and its affiliates and associates and the distribution of the securities subject to the registration, and MetLife shall furnish all such information reasonably requested by the Company.

      Section 5.3. Notice by MetLife. Whenever MetLife has requested that any Registrable Securities be registered pursuant to this Agreement, MetLife shall notify the Company, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of


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                                 Page 16 of 25
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the happening of any event which to its knowledge relates to matters concerning
MetLife or its Affiliates or associates, as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 5.4. "Market Stand-Off" Agreement. MetLife, if reasonably requested in writing by the managing underwriter(s) of an underwritten public offering by the Company of the Company's common stock, or securities convertible into or exchangeable or exercisable for its common stock, agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities owned by MetLife (other than (x) any transaction on behalf of any separate or managed account or any transaction by MetLife or any subsidiary of MetLife acting as broker-dealer, investment advisor, trustee or other fiduciary in the ordinary course of its business (collectively, a "Fiduciary Affiliate"), (y) to a Subsidiary or Affiliate of MetLife, or (z) Registrable Securities included in such public offering) without the prior written consent of such managing underwriter(s) during a period of up to two (2) days prior to and 180 days following the effective date of such underwritten registration of the Company's securities, but only to the extent that Registrable Securities owned by MetLife have not been requested to be included in such underwritten registration following the Company's compliance with Article III. Such agreement shall be in writing in form reasonably satisfactory to such managing underwriter(s), and may be included in the underwriting agreement. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period and shall lift such stop-transfer restrictions immediately upon the end of such period.

                                   ARTICLE VI

                              REGISTRATION EXPENSES

      Section 6.1. Generally. All Registration Expenses incident to the Company's performance of or compliance with this Agreement shall be paid by the Company. The term "Registration Expenses" includes, without limitation, all registration filing fees, professional fees and other expenses of the Company's compliance with federal and state securities laws (including fees and disbursements of counsel for the underwriter(s) in connection with state securities law qualifications and registrations), printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for MetLife; fees and disbursements of all independent certified public accountants (including the expenses relating to any audit or "cold comfort" letters required by or incident to the performance of the obligations contemplated by this Agreement); fees and expenses of the underwriter(s) (excluding discounts and commissions) customarily borne by the issuer in transactions of that kind; fees and expenses of any special experts retained by the Company at the reasonable request of the managing underwriter(s) in connection with the registration and as shall be customary in transactions of that kind; and applicable stock exchange and NASD registration and filing fees. The term "Registration Expenses" does not include MetLife's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), any fees or disbursements of any other counsel for MetLife, or the underwriting discounts or commissions or transfer taxes applicable to the Registrable Securities, all of which shall be paid by MetLife.


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                                 Page 17 of 25
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                                   ARTICLE VII

                                 INDEMNIFICATION

      Section 7.1. Indemnification by the Company. In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, to the fullest extent permitted by law, the Company agrees to indemnify MetLife, its officers, directors, trustees, partners, employees, advisors and agents, and each person who controls MetLife (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), together with all officers, directors, trustees, partners, employees, advisors and agents of such controlling person (collectively, "Controlling persons"), against all losses, claims, damages, liabilities, attorneys' fees, costs and expenses and expenses of investigating and defending any claims (collectively, "Damages") that arise out of, or are based upon, any untrue or allegedly untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act or any prospectus or preliminary prospectus contained therein or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made, except to the extent the untrue statement or omission resulted from information that MetLife furnished in writing to the Company expressly for use therein and except to the extent that the Company advised MetLife not to dispose of any Registrable Securities pursuant to Section 2.3 hereof and MetLife disregarded such advice. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, the Company will indemnify the underwriters, their officers, directors, trustees, partners, employees, advisors and agents, and each person who controls the underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each of the Underwriter's Controlling persons, to the extent customary in such agreements.

      Section 7.2. Indemnification by MetLife. In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, to the fullest extent permitted by law, MetLife agrees to indemnify the Company, its officers, directors, trustees, partners, employees, advisors and agents, and each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each of the Company's Controlling persons, against any Damages that arise out of, or are based upon any untrue or allegedly untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act or any prospectus or preliminary prospectus contained therein or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made, but only to the extent that the untrue statement or omission is contained in or omitted from any information MetLife furnished in writing to the Company expressly for use therein and only in an amount not exceeding the net proceeds received by MetLife with respect to securities sold pursuant to such registration statement and except to the extent that the Company advised MetLife not to dispose of any Registrable Securities pursuant to Section 2.3 hereof and MetLife disregarded such advice. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, MetLife will indemnify the underwriters, their officers, directors, trustees, partners, employees, advisors and agents, and each person who controls the underwriters (within the meaning of Section 15 of the Securities


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                                 Page 18 of 25
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Act or Section 20 of the Exchange Act), and each of the underwriters'
Controlling persons, to the extent customary in such agreements.

      Section 7.3. Indemnification Proceedings. Any person entitled to indemnification under this Agreement will (i) give prompt (but in no event more than thirty (30) days') notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that failure to so promptly notify the indemnifying party shall not relieve the indemnifying party from liability except to the extent the indemnifying party is prejudiced thereby) and (ii) unless in the indemnified party's reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party, at its expense, to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any compromise or settlement made without its consent or judgment consented to without its consent, but any such consent shall not be unreasonably withheld. An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be under an obligation to pay the reasonable fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of no more than one additional counsel for the indemnified parties. Notwithstanding anything to the contrary that may be contained in this Section 7.3, the indemnifying party shall not, without the indemnified party's prior written consent, which consent shall not be unreasonably withheld, settle or compromise any claim or consent to the entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the indemnified party, a release from all liability in respect of such claim.

      Section 7.4. Contribution. If the indemnification provided for in Sections
7.1 or 7.2 is unavailable to an indemnified party in respect of any Damages referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of and relative benefit to the Company and MetLife in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company and MetLife shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by MetLife and the parties' relative intent and knowledge. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence. Notwithstanding anything herein to the contrary, MetLife shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses, if any) received by MetLife exceeds the amount of any Damages that MetLife has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE VIII

                     SECURITIES ACT AND EXCHANGE ACT FILINGS

      Section 8.1. Securities Act and Exchange Act Filings. The Company covenants that it will promptly file all documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, including, without limitation, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and it will take such further action as MetLife reasonably may request, all to the extent required from time to time, so that the Company will qualify for registration on Form S-3 and to enable MetLife to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, or (ii) any similar rule or regulation hereafter promulgated by the SEC. Upon the request of MetLife, the Company will deliver to MetLife a written statement as to whether it has complied with Rule 144's or any successor rule's requirements.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1. Recapitalizations, Exchanges, etc. Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) any shares of Company Common Stock, now or hereafter authorized to be issued,
(ii) any and all shares of voting common stock of the Company into which the shares of Company Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all securities of any kind whatsoever of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the shares of Company Common Stock, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof.

      Section 9.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

      Section 9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without reference to the choice of law principles thereof, except for the validity of corporate action by the parties hereto, which shall be governed by and construed in accordance with the laws of the jurisdiction of incorporation or organization of such party.

      Section 9.4. Entire Agreement. This Agreement, and the certificates, instruments and other documents delivered pursuant hereto, contain the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties hereto other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder.

      Section 9.5. Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. If sent via overnight delivery service, notice is deemed to have been received on the next succeeding Business Day.

            Notices to the Company shall be addressed to:

            Reinsurance Group of America, Incorporated
            1370 Timberlake Manor Parkway
            Chesterfield, Missouri  63107-6039
            Attention: Jack B. Lay, Executive Vice President and Chief Financial Officer
            Telecopy: 636-736-7839

            with copies to:

            Reinsurance Group of America, Incorporated
            1370 Timberlake Manor Parkway
            Chesterfield, Missouri  63017
            Attention: James E. Sherman, Esq.
            Telecopy: 636-736-7886

            Bryan Cave LLP
            One Metropolitan Square
            211 North Broadway
            St. Louis, Missouri  63102-2750
            Attention: R. Randall Wang, Esq.
            Telecopy: 314-259-2020

            Notices to MetLife shall be addressed to:

            MetLife, Inc.
            One Madison Avenue
            New York, New York  10010
            Attention: James L. Lipscomb
            Telecopy: 212-252-7288
            with a copy to:

            Debevoise & Plimpton
            919 Third Avenue
            New York, New York  10022
            Attention: Alan H. Paley, Esq.
            Telecopy: 212-909-6836

Either party may change the person, address and number to which notices are to be sent by giving written notice of any such change in the manner provided herein.

      Section 9.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, except that MetLife may assign its rights hereunder to a Subsidiary or Affiliate of MetLife (and such Subsidiary or Affiliate shall execute a Counterpart and deliver same to the Company prior to or at the time of assignment) or in accordance with Section 9.7 without the consent of the Company.

      Section 9.7. Transfer of Registration Rights. Provided that the Company is given written notice by MetLife prior to or at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, the registration rights under this Agreement may be transferred with the transfer of Registrable Securities. Notwithstanding the foregoing, if such transfer is subject to covenants, agreements or other undertakings restricting transferability thereof, the registration rights under this Agreement shall not be transferred in connection with such transfer unless such transfer complies with all such covenants, agreements and other undertakings. In all cases, such registration rights shall not be transferred unless the transferee thereof executes a Counterpart and delivers same to the Company. Upon a transfer in compliance with this Section 9.7, all references in this Agreement to "MetLife" shall be deemed to refer in addition to any transferee hereunder with respect to such transferred Registrable Securities. Notwithstanding anything to the contrary that may be contained in this Agreement, in the event that MetLife does not transfer all of the Registrable Securities or transfers the Registrable Securities to more than one transferee, the holders of the Registrable Securities thereafter shall be entitled to take any action hereunder by majority vote of all Registrable Securities or by majority vote of the Registrable Securities which are the subject of such registration, as appropriate.

      Section 9.8. Headings. The headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Articles or Exhibits mean Sections or Articles of or Exhibits to this Agreement unless otherwise stated.

      Section 9.9. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with only by an instrument in writing. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

      Section 9.10. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

      Section 9.11. No Inconsistent Agreements. The Company represents and warrants that it has not granted to any person the right to request or require the Company to register any securities issued by the Company other than pursuant to this Agreement, the MLIC Registration Rights Agreement and the GenAm Registration Rights Agreement. Except with the prior written consent of MetLife, the Company will not enter into any agreement with respect to its securities that shall grant to any person registration rights that in any way conflict with or are prior in right to the rights provided under this Agreement.

      Section 9.12. Confidentiality. Notwithstanding anything to the contrary in this Agreement, MetLife may not use any Confidential Information received by it from the Company pursuant to this Agreement in violation of the Exchange Act or reproduce, disclose or disseminate such information to any person (other than its directors, officers, employees, financial advisors, legal advisors, accountants, consultants and other persons having a reasonable reason for knowing the contents of such information and who agree for the benefit of the Company (in writing, with respect to financial advisors, legal advisors, accountants and consultants) to be bound hereby), unless such information is (i) available to the public generally (other than by the recipient in violation of any confidentiality agreement or obligation with the Company), (ii) available to MetLife or such recipient on a non-confidential basis from a third party that is not, to MetLife's or such recipient's knowledge, bound by any other confidentiality agreement or obligation with the Company or (iii) required to be disclosed by MetLife or such recipient by a governmental body or regulatory agency or by law. "Confidential Information" shall mean only the following information: (i) confidential or proprietary information of the Company supplied by or on behalf of the Company which MetLife requested in writing to the Company pursuant to this Agreement and (ii) the fact that the Company requested that MetLife suspend further sales pursuant to Section 2.3. Notwithstanding anything to the contrary in this Agreement, MetLife and the Company agree that the Company shall not furnish to MetLife any of its confidential or proprietary information, including without limitation, in advance of the filing of any registration statement (including the Shelf Registration Statement) or prospectus or any amendment or supplement thereof, except upon receipt of a written request from MetLife.

      Section 9.13. Effectiveness; Termination. The Company, MetLife, MLIC , GenAm and EIC agree that upon execution of this Agreement, the MLIC Registration Rights Agreement and the GenAm Registration Rights Agreement will be terminated in their entirety and of no further force and effect. This Agreement shall expire, and the rights and obligations of the parties shall terminate, at such time as MetLife (together with its Affiliates, other than Fiduciary Affiliates) no longer beneficially owns in excess of 5% of the outstanding Company Common Stock.

      IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each of the parties hereto as of the date first above written.



                           REINSURANCE GROUP OF AMERICA, INCORPORATED


                           By:     /s/ Jack B. Lay
                                   -----------------------------------------
                                   Name: Jack B. Lay
                                   Title: Executive Vice President and Chief
                                   Financial Officer


                           METLIFE, INC.


                           By:     /s/ Anthony J. Williamson
                                   -----------------------------------------
                                   Name: Anthony J. Williamson
                                   Title: Senior Vice President and Treasurer



                           METROPOLITAN LIFE INSURANCE COMPANY


                           By:     /s/ Anthony J. Williamson
                                   -----------------------------------------
                                   Name: Anthony J. Williamson
                                   Title: Senior Vice President and Treasurer



                           GENERAL AMERICAN LIFE INSURANCE COMPANY


                           By:     /s/ Anthony J. Williamson
                                   -----------------------------------------
                                   Name: Anthony J. Williamson
                                   Title: Vice President and Treasurer



                           EQUITY INTERMEDIARY COMPANY


                           By:     /s/ Anthony J. Williamson
                                   -----------------------------------------
                                   Name: Anthony J. Williamson
                                   Title: Director, Vice President and
                                          Treasurer


                                       16

                   EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT

                                   COUNTERPART

      THIS INSTRUMENT forms part of the Registration Rights Agreement (the "Agreement"), dated as of November [ ], 2003, by and among REINSURANCE GROUP OF AMERICA, INCORPORATED, a Missouri corporation (the "Company"), METLIFE, INC., a Delaware corporation, METROPOLITAN LIFE INSURANCE COMPANY, a New York life insurance company, GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri life insurance company, and EQUITY INTERMEDIARY COMPANY, a Missouri corporation, which Agreement permits execution (including by facsimile) by counterpart. The undersigned hereby acknowledges having received a copy of the Agreement (which is annexed hereto as Schedule I) and having read the Agreement in its entirety, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agrees that the terms and conditions of the Agreement binding upon and inuring to the benefit of MetLife shall be binding upon and inure to the benefit of the undersigned and its successors and permitted assigns as if it were the original MetLife thereunder.

      IN WITNESS WHEREOF, the undersigned has executed this instrument this ___ day of ____________, ____.



                                    ____________________________________________
                                    (Signature of Transferee)



                                    ____________________________________________
                                    (Name in Block Letters)





                                 Page 25 of 25